As filed with the Securities and Exchange Commission on June 18, 2002
Registration No. 333-37752

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM SB-2
 REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

BELLACASA PRODUCTIONS, INC.

(Name of Small Business Issuer in its charter)

Nevada	7812	58-2412118

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

Universal Studios 100 Universal City Plaza Building #473, Suite 305 Universal City, California 91608 (818) 733-1467	Universal Studios 100 Universal City Plaza Building #473, Suite 305 Universal City, California 91608

(Address and Telephone Number of Principal Executive Offices)	(Address of Principal Place of Business)

Frank LaLoggia, President and Chief Executive Officer Universal Studios 100 Universal City Plaza Building #473, Suite 305 Universal City, California 91608 (818) 733-1467

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

DEREGISTRATION OF SECURITIES

            On May 24, 2000, BellaCasa Productions, Inc., Inc. filed a registration statement on Form SB-2 (No. 333-37752) (the "Registration Statement") that registered 1,200,000 units of its common stock and warrants. The Registration Statement, as amended, was declared effective by the Securities and Exchange Commission on December 7, 2001.

            The Registration Statement was filed in order to register shares of our common stock and warrants to be offered and sold in a direct offering.

            In accordance with the undertaking contained in the Amended Registration Statement pursuant to Item 512 of Regulation S-B, we have filed this Post-Effective Amendment No. 1 to remove from registration all of the shares and warrants which remain unsold under the Amended Registration Statement at the termination of the offering. None of the units were sold.

            This Post-Effective Amendment No. 1 to the Amended Registration Statement deregisters all of the 1,200,000 units as well as the 1,200,000 shares of our common stock and 1,200,000 Class A warrants and 1,200,000 Class B warrants, which the units consisted of, and which were registered pursuant to the Registration Statement and remained unsold. As a consequence of de-registering the Class A and Class B warrants, we are also de-registering the shares of common stock underlying the warrants.

SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on our behalf by the undersigned, in the City of Universal City, State of California, on June 18, 2002.

BellaCasa Productions, Inc.

/s/ Frank LaLoggia	6/18/02

Frank LaLoggia President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

            In accordance with the Securities Act of 1933, this Post-Effective Amendment to the registration was signed by the following persons in the capacities and on the dates indicated.

/s/ Frank LaLoggia	6/18/02

Frank LaLoggia, President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Katherine Helmond	6/17/02

Katherine Helmond Director

/s/ Scott P. Schomer
6/18/02
Scott P. Schomer Chief Financial Officer and Director

/s/ Susan Schindler	6/18/02

Susan Schindler Treasurer and Secretary

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